UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 9, 2017, the Board of Directors of Archer-Daniels-Midland Company (the “Company”) approved an amendment to the Company’s Bylaws (as amended, the “Bylaws”) effective as of that date (the “Amendment”). The Amendment added a new Section 5.7, Exclusive Forum, which provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) derivative actions, (ii) actions for breach of fiduciary duties owed by directors, officers, employees, or agents of the Company, (iii) actions arising under any provision of the General Corporation Law of Delaware, the Company’s Certificate of Incorporation, or the Bylaws, and (iv) actions governed by the internal affairs doctrine.

The Bylaws, as amended through February 9, 2016, are attached to this Current Report on Form 8-K as Exhibit 3(ii) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3(ii)	Bylaws of the Company, as amended through February 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: February 13, 2017	By	/s/ D. Cameron Findlay
D. Cameron Findlay Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

3(ii)	Bylaws of the Company, as amended through February 9, 2017.	Filed Electronically